Exhibit 4.2

Specimen Share Certificate Evidencing 5.45% Non-Cumulative Preferred Shares, Series F
[FACE OF CERTIFICATE]
ARCH CAPITAL GROUP LTD.,
an exempted company with limited liability
registered under the laws of Bermuda
5.45% NON-CUMULATIVE PREFERRED SHARES, SERIES F,
US$0.01 par value per share
(See the attached Reverse of Certificate for certain definitions)

CUSIP NO. G0450A 402                                  CERTIFICATE NO. 1

This Certifies that           SPECIMEN          is the registered owner of        SPECIMEN  FULLY PAID 5.45% NON-CUMULATIVE PREFERRED SHARES, SERIES F, US$0.01 par value per share and a liquidation preference of $25,000 per share (“Shares”), of ARCH CAPITAL GROUP LTD., a Bermuda public company limited by shares (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the Shares represented hereby are issued under and shall be subject to all the provisions of the Bye-Laws of the Company and the Certificate of Designations relating thereto approved by the Board of Directors (or an authorized committee thereof) of the Company and any amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
WITNESS the seal of the Company and the facsimile signatures of its duly authorized officer.
Dated:  August 17, 2017
/s/ Mark D. Lyons____________________
Authorized Officer

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as TRANSFER AGENT AND REGISTRAR

By:    /s/ Paula Caroppoli__________________
Authorized Signature

[REVERSE OF CERTIFICATE]
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common    UNIF GIFT MIN ACT or U/G/M/A - Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common
Additional abbreviations may also be used though not in the above list.
For Value Received, _________________  hereby sell, assign and transfer unto_____________________________________ [                       ] (Please insert social security number or other identifying number of assignee and print or typewrite name and address including postal code of assignee)
____________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________________________________Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.
Dated____________
______________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
_______________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN ANY APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.